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                                                                      EXHIBIT 16

                        [Arthur Andersen LLP Letterhead]


                                                                   June 26, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4(a) included in the Form 8-K dated June 26, 2002 of Psychemedics Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                            Very truly yours,



                                            Arthur Andersen LLP